Exhibit 23.2

MARK BAILEY & COMPANY, LTD.
Certified Public Accountants
Management Consultants
www.markbaileyco.com

Reno Office : 1495 Ridgeview Drive, Ste. 200 Reno, Nevada 89519-6634 Phone: 775/332.4200 Fax: 775/332.4210

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

April 30, 2008

We consent to the use, in this Form 10-KSB for the fiscal year ended December 31, 2008, of our report dated May 24, 2007, accompanying the financial statements of Puredepth, Inc. as of January 31, 2007 and for the year then ended.

/s/ Mark Bailey & Company, Ltd.

Mark Bailey & Company, Ltd.
Reno, Nevada